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                                                                     EXHIBIT 8.2

                [Letterhead of Gray Cary Ware & Freidenrich LLP]

                               September 13, 1999



YieldUP International Corporation
117 Easy Street
Mountain View, California 94043

Ladies and Gentlemen:

     This opinion is being delivered to you in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended, in connection with the filing of a registration statement on Form S-4 of a Proxy Statement/Prospectus (the "Registration Statement") pursuant to the Agreement and Plan of Reorganization dated as of January 21, 1999 (the "Reorganization Agreement"), by and among FSI International, Inc., a Minnesota corporation ("FSI"), BMI International, Inc., a Minnesota corporation and a wholly owned subsidiary of FSI ("Sub"), and YieldUP International Corporation, a Delaware corporation (the "Company"). Pursuant to the Reorganization Agreement, the Company will merge with and into Sub, with Sub being the surviving corporation (the "Merger").

     Unless otherwise defined, capitalized terms referred to herein shall have the same meanings as set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     We have acted as counsel to the Company in connection with the preparation and execution of the Reorganization Agreement. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto): (1) the Reorganization Agreement; (2) factual representations made to us in letters provided by the Company, Sub and FSI in connection with this opinion (the "Officers' Certificates"); (3) the facts, statements, descriptions and representations set forth in the Registration Statement; and (4) such other instruments and documents related to the formation, organization and operation of the Company, Sub and FSI or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate in order to enable us to render this opinion.

     In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

     1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

     2. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation referred to above has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement;



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September 13, 1999
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     3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us (including, but not limited to the Officers' Certificates) are true and correct as of the date hereof and will be true and correct at the Effective Time, and no actions have been (or will be) taken which are inconsistent with such statements, descriptions and representations;

     4. The Merger will be consummated in accordance with the Reorganization Agreement (and without any waiver, breach or amendment of any of the material provisions thereof), will be effective under the applicable state law, and will be reported by the Company and FSI on their respective federal income tax returns in a manner consistent with the opinion set forth below; and

     5. An opinion of Faegre & Benson LLP, counsel to FSI, substantially identical in substance to this opinion, has been delivered and not withdrawn.

     Based on our examination of the foregoing items and subject to the assumptions, limitations and qualifications set forth herein and in the Registration Statement, we are of the opinion that:

     1. For United States federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code;

     2. Each of the Company, FSI and Sub will be a "party to the reorganization" within the meaning of Section 368(b) if the Code;

     3. The holders of Company stock will recognize gain, but not loss, equal to the lesser of (i) the gain realized, or (ii) the cash portion of the consideration received in the Merger. The gain realized equals the fair market value of the total consideration received in the Merger minus the adjusted tax basis of the holder's Company stock exchanged in the Merger; and

     4. All of the material United States federal income tax consequences of the Merger are contained in this opinion and in the Proxy Statement/Prospectus included as part of the Registration Statement under the caption "The Merger--Federal Income Tax Consequences," and such disclosure, insofar as it relates to statements of law or legal conclusions, is correct in all material respects.

     This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from successfully asserting a contrary position. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent upon future events. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

     This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequences of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

     No opinion is expressed as to any transaction other than the Merger as described in the Reorganization Agreement or to any transaction whatsoever, including the Merger, if any of the



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September 13, 1999
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transactions described in the Reorganization Agreement are not consummated in accordance with the terms of such Reorganization Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     This opinion has been delivered to you only for the purposes stated and is intended solely for the benefit of the Company and its stockholders. This opinion may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We hereby consent, however, to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Proxy Statement/Prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,


/s/ Gray Cary Ware & Freidenrich LLP

GRAY CARY WARE & FREIDENRICH LLP